Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-86040 of The Talbots, Inc. and its subsidiaries on Form S-8 of our reports dated March 11, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Talbots, Inc. and its subsidiaries for the year ended January 31, 1998.



DELOITTE & TOUCHE LLP



Deloitte & Touche LLP
Boston, Massachusetts
June 5, 1998